________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SS240.14a-ll(c) or SS240.14a-12


                            ------------------------
                             REX STORES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------
Payment of Filing Fee (Check the appropriate box):

[x]  $125  per Exchange  Act Rules  0-ll(c)(l)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration No.:

     3)  Filing Party:

     4)  Date Filed:

________________________________________________________________________________

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 1995

     The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Friday, June 2, 1995, at 2:00 p.m., for the following purposes:

          1. Election of five members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          2. Approval of an amendment and restatement of the 1994 Incentive Stock Option Plan, which will be renamed the 1995 Omnibus Stock Incentive Plan.

          3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 14, 1995 will be entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors



                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
April 28, 1995

        WHETHER  OR NOT  YOU PLAN  TO ATTEND  THE MEETING,  PLEASE MARK,
        DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                  MAILING DATE
                                 APRIL 28, 1995

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 2, 1995 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.


     The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 8,934,973 shares outstanding as of April 24, 1995. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 14, 1995 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.



     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. Approval of the amendment restating the REX Stores Corporation 1994 Incentive Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. For purposes of determining the number of shares present and entitled to vote with respect to the amendment and restatement of this Plan, abstentions will be counted and will have the effect of a 'no' vote, while broker non-votes will not be counted and thus will have no effect.


                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All five nominees are presently directors of the Company.

     If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to the nominees for director.

     STUART ROSE, 40, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc. ('Rex Radio & TV'), Kelly & Cohen Appliances, Inc. ('Kelly & Cohen') and Stereo Town, Inc. ('Stereo Town'). Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio & TV, which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

     LAWRENCE TOMCHIN, 67, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director of the Company since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio & TV in 1980 and served as Executive Vice President of Rex Radio & TV after the acquisition.

     ROBERT DAVIDOFF, 68, has been a director of the Company since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a general partner of CMNY Capital, L.P., a limited partnership and successor in interest through liquidation to CMNY Capital Company, Inc., a small business investment company of which Mr. Davidoff was Vice President. Mr. Davidoff is also a director of Milgray Electronics, Inc., Sidari Corp., Hubco Exploration, Inc., Paging Partners Corp. and Marisa Christina, Inc.

     TIBOR FABIAN, 72, has been a director of the Company since 1984. Mr. Fabian was President and Chief Executive Officer of Mathematica, Inc., a management consulting, policy research and computer software company, from 1964 to 1983. In 1983, Mr. Fabian retired from Mathematica and now acts as an independent consultant in the areas of long-range planning and financial management. Mr. Fabian is also a director of Third Avenue Value Fund, Inc.

     EDWARD KRESS, 45, has been the Secretary of the Company since 1984 and a director of the Company since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress, counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

     The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends.

     The Audit Committee (of which Messrs. Davidoff and Fabian are members) meets with Company personnel and with representatives of the Company's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Company's financial statements. The committee also annually recommends to the Board of Directors the appointment of independent public accountants.

     The Compensation Committee (of which Messrs. Davidoff and Fabian are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.'

     During fiscal 1995, the Company's 1984 and 1994 Incentive Stock Option Plans were administered by the Stock Option Committee (of which Messrs. Davidoff, Fabian and Kress were members). Effective April 6, 1995, the Stock Option Committee was discontinued and its functions were assumed by the Compensation Committee.

     The Executive Committee did not meet but took action by unanimous written consent 20 times during the fiscal year ended January 31, 1995. The Audit Committee met once during the fiscal year ended January 31, 1995. The Compensation Committee met twice and took action once by unanimous written consent, and the Stock Option Committee met once and took action twice by unanimous written consent, during the fiscal year ended January 31, 1995.

     The Board of Directors held two meetings and took action by unanimous written consent twice during the fiscal year ended January 31, 1995. Each incumbent director attended all meetings of the Board of Directors. Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years ended January 31.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                          ANNUAL COMPENSATION       SECURITIES
                  NAME AND                              -----------------------     UNDERLYING          ALL OTHER
             PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION ($)(1)
- - ---------------------------------------------   ----    ----------    ---------    ------------    -------------------

Stuart Rose .................................   1995      154,500      543,810          5,270                0
  Chairman of the Board and Chief Executive     1994      153,875      478,000        306,993                0
  Officer                                       1993      151,500      300,000         13,223                0



Lawrence Tomchin ............................   1995      154,500      254,230          5,797                0
  President and Chief Operating Officer         1994      154,500      223,000        157,692                0
                                                1993      154,500      140,308         14,545                0


Douglas Bruggeman ...........................   1995       81,333       52,200          5,000              200
  Vice President -- Finance and Treasurer       1994       76,533       35,000          5,000              200
                                                1993       70,300       20,000          5,000              200

- - ------------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

     Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio & TV. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 1994 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 1995.

                                                                                                          POTENTIAL
                                                                                                       REALIZABLE VALUE
                                                                 INDIVIDUAL GRANTS                        AT ASSUMED
                                                ----------------------------------------------------   ANNUAL RATES OF
                                                 NUMBER OF      % OF TOTAL                               STOCK PRICE
                                                SECURITIES       OPTIONS                                 APPRECIATION
                                                UNDERLYING      GRANTED TO     EXERCISE                FOR OPTION TERM
                                                  OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ----------------
                     NAME                       GRANTED (#)    FISCAL YEAR      ($/Sh)       DATE      5% ($)   10% ($)
- - ----------------------------------------------  -----------   --------------   --------   ----------   ------   -------

Stuart Rose...................................      5,270(1)        5.3         18.975       4/5/99    27,625   61,053
Lawrence Tomchin..............................      5,797(1)        5.8         17.25        4/5/00    34,028   77,158
Douglas Bruggeman.............................      5,000(1)        5.0         17.25        4/5/00    29,350   66,550

- - ------------

(1) Incentive stock options granted pursuant to the Company's 1984 Incentive Stock Option Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was April 5, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during fiscal 1995 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                       SHARES                              YEAR-END (#)            FISCAL YEAR-END ($)(1)
                                     ACQUIRED ON       VALUE       ---------------------------   ---------------------------
               NAME                  EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - -----------------------------------  ------------   ------------   -----------   -------------   -----------   -------------

Stuart Rose........................     26,936          344,242      443,176        224,502       4,387,008        134,930
Lawrence Tomchin...................     87,921        1,120,993      333,090        133,106       3,619,848        247,188
Douglas Bruggeman..................      2,500           39,063       12,500         15,000         136,125         75,250

- - ------------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 1995.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised during fiscal 1995 of Robert Davidoff and Tibor Fabian, both outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and all of its decisions relating to executive compensation are reviewed by the full Board, except for awards under the Company's 1984 and 1994 Incentive Stock Option Plans which were made by the Stock Option Committee during fiscal 1995. Commencing in fiscal 1996, the Compensation Committee will administer the Company's stock option plans.

EXECUTIVE COMPENSATION POLICIES

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

     Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

     Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 1995, the Committee established the amount of the Company's pre-tax earnings as a percentage of net sales (the 'Pre-Tax
Earnings Percentage') as the most significant performance measure for determining senior executives' bonuses, with consideration also to be given to individual performance, Company performance and industry analysis and comparison. The relative weight assigned to each of these factors varies from year to year, however, strongest consideration is given to the Pre-Tax Earnings Percentage. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

     Long-term incentive awards are made in the form of periodic grants of incentive stock options pursuant to the Company's 1984 Incentive Stock Option Plan (the '1984 Plan') and 1994 Incentive Stock Option Plan (the '1994 Plan'), and nonqualified stock options under the Company's Executive Stock Option Program. The 1984 Plan expired in June 1994 and was replaced with the 1994 Plan. The Committee feels that stock options are an effective long-term incentive for executive officers to create value for shareholders, since the value of an option bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 1995, incentive stock options were granted under the 1984 Plan to 29 employees, including three executive officers, and under the 1994 Plan to three employees, based primarily on the individual's contribution to the Company's growth and profitability. No nonqualified options were granted in fiscal 1995.


CEO COMPENSATION

     Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 1995 pursuant to the terms of his employment agreement.

     Mr. Rose earned a cash bonus of $543,810 in fiscal 1995, which represented a 13.8% increase over his fiscal 1994 cash bonus. This increase was based on the fiscal 1995 Pre-Tax Earnings Percentage of 5.43% (a 13.6% increase in the Pre-Tax Earnings Percentage over fiscal 1994). In determining Mr. Rose's cash bonus, the Committee utilized, in part, a measure of an approximate $100,000 cash bonus for each Pre-Tax Earnings Percentage point.

     Mr. Rose was granted 5,270 stock options under the 1984 Plan in fiscal 1995 at an exercise price of $18.975 per share, which was 110% of the fair market value of the underlying shares on the date of grant. The number of options granted to Mr. Rose was determined based on a $100,000 aggregate option grant.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its four other most highly compensated executive officers. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993. Depending upon the number of options exercised by a senior executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993 nonqualified executive stock options could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          ROBERT DAVIDOFF
                                          TIBOR FABIAN

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a 'peer' index comprised of three consumer electronics retailers (*) for the period commencing January 31, 1990 and ended January 31, 1995. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1990 and reinvestment of all dividends.

                                [PERFORMANCE GRAPH]

                        1/31/90   1/31/91   1/31/92   1/31/93  1/31/94   1/31/95
REX Stores Corporation    $100      $106      $225      $250     $510      $410
S&P 500 Index             $100      $109      $133      $147     $166      $167
Peer Group-Industry       $100      $142      $177      $126     $135      $116
- - ------------

* The companies comprising this peer group are The Good Guys, Inc., Fretter, Inc. and Sound Advice, Inc. The Company believes these companies are similar due to their size ($100 million to $1 billion in annual sales), operations and length of time (at least five years) as a publicly held company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of April 24, 1995, certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

     For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 24, 1995) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
- - -----------------------------------------------------------------------------------------   ---------    ----------

Stuart Rose(2) ..........................................................................   1,951,664       20.9%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) .....................................................................     377,560        4.1%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) ......................................................................     325,659        3.6%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Tibor Fabian ............................................................................       5,517       *
  215 Brookstone Drive
  Princeton, New Jersey 08543
Edward Kress(5) .........................................................................      50,961       *
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Douglas Bruggeman(6) ....................................................................      22,500       *
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group (6 persons)(7)...........................   2,733,861       28.1%
FMR Corp.  ..............................................................................   1,114,400       12.5%
  82 Devonshire Street
  Boston, Massachusetts 02109(8)


- - ------------

 * One percent or less.

(1) Percentages are calculated on the basis of the number of shares outstanding on April 24, 1995 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 24, 1995.

(2) Includes (i) 198,456 shares held by the Stuart Rose Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, president and one of three members of the board of trustees,

                                              (footnotes continued on next page)

(footnotes continued from previous page) the other two being members of his immediate family and (ii) 421,794 shares issuable upon the exercise of options.


(3) Includes 2,202 shares held by Mr. Tomchin's wife and 346,450 shares issuable upon the exercise of options.


(4) Shares held of record by CMNY Capital, L.P. Mr. Davidoff is a general partner of CMNY Capital, L.P. and has shared voting and investment power with respect to those shares.

(5) Includes 30,960 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power.

(6) Includes 16,500 shares issuable upon the exercise of options.

(7) Includes 784,744 shares issuable upon the exercise of options.

(8) Based upon the Schedule 13G filed by FMR Corp. on February 14, 1995.

                            ------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 1995 all filing requirements applicable to its directors and executive officers were met except that Tibor Fabian filed a late Form 4 reporting a purchase of shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Rex Radio & TV leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. The shareholders of Stuart Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. The lease term is 10 years plus four additional five year renewal options. Base rent is $82,500 per year during the primary term and increases each renewal term. In consideration of the lease, the Company licensed the REX trade name to Stuart Rose/Beavercreek, Inc. to name the shopping center 'Rex Centre.' The transaction was authorized by the Company's outside directors.

     During fiscal 1995, the Company paid the law firm of Chernesky, Heyman & Kress, of which Edward Kress is a partner, a total of $342,432 for legal services.

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
                        1994 INCENTIVE STOCK OPTION PLAN

     One of the purposes of the Annual Meeting is to consider and vote upon approval of an amendment and restatement of the Company's 1994 Incentive Stock Option Plan (the '1994 Plan'), which will be renamed the REX Stores Corporation 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan' or 'Plan'). The 1994 Plan was approved by shareholders and became effective on June 10, 1994. Section 11 of the 1994 Plan authorizes the Board of Directors to amend the 1994 Plan at any time, subject to certain shareholder approval requirements. On April 6, 1995, the Board of Directors adopted an amendment restating the 1994 Plan in its entirety, subject to shareholder approval.

     The Board of Directors believes that the Omnibus Plan will benefit the Company's shareholders by encouraging high levels of performance by officers and other selected key employees who contribute to the success of the Company and will enable the Company to attract and retain key employees and directors by providing those individuals with an opportunity to acquire or increase a proprietary interest in the Company. Compared with the 1994 Plan, which allows only for the grant of stock options that qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the 'Code'), the Omnibus Plan incorporates a variety of features giving the Compensation Committee of the Board of Directors greater flexibility in determining incentive awards to be made. Awards under the Omnibus Plan may be made in the form of Incentive Stock Options, nonqualified stock options, stock appreciation rights (SARs), restricted stock, other stock-based awards and cash incentive awards. The Omnibus Plan provides for automatic yearly grants of nonqualified stock options to directors who are not employees of the Company. The Omnibus Plan also includes certain provisions intended to comply with proposed regulations under Section 162(m) of the Code.

     Incentive Stock Options for 6,000 shares of Common Stock granted under the 1994 Plan (the '1994 Plan Options') are currently outstanding and will remain outstanding and unchanged. Nonqualified options to purchase an aggregate of 450,000 shares of Common Stock granted to two executive officers in 1993 at an exercise price of $18.125 per share (the '1993 Nonqualified Options') are currently outstanding. If the Omnibus Plan is approved by shareholders, the 1993 Nonqualified Options will be deemed awarded pursuant to and outstanding under the Omnibus Plan. No repricing of the 1993 Nonqualified Options or the 1994 Plan Options will occur. See 'New Plan Benefits Table' for information concerning the 1993 Nonqualified Options and the 1994 Plan Options.

     The following summary of the Omnibus Plan is qualified in its entirety by reference to the Plan, which is attached hereto as Appendix A.

ADMINISTRATION

     The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors or such other committee designated by the Board and constituted to comply with the 'disinterested administration' requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the 'outside director' requirements of Section 162(m) of the Code ('Committee'). The Committee will have the authority to determine the officers and other key employees to whom awards will be granted, the type of awards to be made, the amount, terms, conditions, restrictions and limitations of awards, including vesting provisions, terms of exercise, expiration dates, the treatment of an award in the event of retirement, disability, death or other termination of employment, and to construe and interpret the Omnibus Plan. The Committee will have no discretion with respect to the annual grant of nonqualified stock options to nonemployee directors.

SHARES SUBJECT TO PLAN


     A maximum of 2,000,000 shares of Common Stock may be subject to awards granted under the Omnibus Plan, compared to 1,000,000 shares authorized under the 1994 Plan. After reserving for the outstanding 1993 Nonqualified Options and the 1994 Plan Options, 1,544,000 shares of Common Stock will be available for future awards under the Omnibus Plan. Shares covered by stock-based awards that expire or are cancelled, forfeited or terminated other than by exercise, or that are settled in cash rather than stock, may again be used for awards under the Omnibus Plan. Shares of Common Stock delivered under the Omnibus Plan may be authorized and unissued shares, treasury shares or shares acquired by the Company to satisfy Plan requirements. On April 24, 1995, the closing price of the Common Stock on the New York Stock Exchange was $13.375 per share.

ELIGIBILITY

     Awards under the Omnibus Plan may be made to officers and other key employees of the Company and its subsidiaries designated by the Committee. The number of employees eligible to receive awards has not been determined at this time. Currently, 36 employees hold options under the Company's 1984 Incentive Stock Option Plan and the 1994 Plan.

     Nonemployee directors are eligible to receive automatic grants of nonqualified stock options each year under the Omnibus Plan. For fiscal 1996, Messrs. Davidoff, Fabian and Kress will be eligible to receive option grants under the Omnibus Plan.

TYPES OF AWARDS

  Options

     Stock options authorized under the Omnibus Plan are rights to purchase a specified number of shares of Common Stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant (or date of amendment of the exercise price, if any). Stock options that are granted as Incentive Stock Options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Code. Incentive Stock Options granted to employees who own more than 10% of the combined voting power of the Company's stock cannot be exercisable for a price less than 110% of the fair market value of the stock on the date of grant or later than five years from the date of grant. The fair market value of Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000.


     On the date of each annual meeting of the Company's shareholders on and after the effective date of the Omnibus Plan, each nonemployee director will be automatically awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each such nonqualified option will be the fair market value of the Common Stock on the date of grant. Nonqualified stock options granted to nonemployee directors will be exercisable in five equal annual installments commencing on the first anniversary of the date of grant and will expire ten years from the date of grant.


     Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of exercise in cash or, if permitted by the Committee, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to such 'cashless exercise' procedures as may be permitted by the Committee. Any payment required in respect of other awards may be in such amount and form as authorized by the Committee.

     The Omnibus Plan does not impose any minimum vesting periods on options or other awards, except for nonqualified options granted to nonemployee directors. Shares of stock acquired after exercise of an option may not be sold before the expiration of six months from the date of grant. The maximum term of an option or other award is ten years, except for Incentive Stock Options granted to employees owning more than 10% of the outstanding Common Stock which have a maximum term of five years. Unexercised options terminate upon termination of a participant's employment for any reason, except that if such termination occurs other than for cause or because of disability or death, options then exercisable may be exercised by the participant or his or her beneficiary within limited time periods. If a nonemployee director terminates service on the Board as a result of retirement or disability, previously granted options will continue to become exercisable in accordance with their terms. In the event of the death of a nonemployee director, all outstanding options become immediately exercisable and may be exercised by his or her beneficiary within two years of death, but in no event later than the expiration date of the option.


  SARs

     SARs entitle the recipient to receive, upon exercise of the SAR, an amount in cash and/or stock equal to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR, which cannot be less than the fair market value of a share of Common Stock on the date the SAR was awarded or the exercise price of a related stock option. SARs may be granted on a free-standing basis, in relation to a stock option or in 'tandem' with a stock option, such that the exercise of either the option or the SAR cancels the recipient's rights under the tandem award with respect to the number of shares exercised.

  Restricted Stock

     Restricted stock is  Common Stock  issued to the  recipient, typically  for minimal consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

  Other Stock-Based Awards

     Other stock-based awards authorized under the Omnibus Plan include bonus stock, phantom stock or units, performance stock or units, dividend equivalents and similar securities or rights with a value derived from or a price related to the fair market value of the Common Stock, payable in Common Stock and/or cash, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

  Cash Awards

     The Omnibus Plan also provides for the grant of long-term incentive awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Common Stock and are payable only in cash.

PERFORMANCE-BASED AWARDS

     Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year paid to the chief executive officer or any of the four other most highly compensated executive officers of the Company unless, among other things, the compensation qualifies as 'performance-based compensation' under Section 162(m) and the material terms of the plan for such compensation are approved by shareholders. Cash awards under the Omnibus Plan to such executive officers are intended to satisfy the requirements for performance-based compensation under Section 162(m).

     The performance goals for cash awards under the Omnibus Plan are any one or a combination of earnings per share, return on stockholders equity, common stock price per share, total stockholder return, net sales, income from operations, income before income taxes, net income, comparable store sales or market share. These goals will be applied over consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the amount payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets may be made by the Committee based upon objective criteria in the case of significant acquisitions or dispositions by the Company, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that were not anticipated (or the effects of which were not anticipated) at the time the goals were established, in order to neutralize the effect of such events on the awards. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company.

     The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the cash awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a cash award to any participant, notwithstanding the achievement of targeted performance goals. The maximum amount payable to any participant under all cash awards during any fiscal year of the Company will be $1,000,000. There is no maximum aggregate dollar amount of cash awards under the Omnibus Plan.

     In addition to cash awards, other types of awards under the Omnibus Plan may be granted to qualify as performance-based compensation under Section 162(m). Stock options and SARs that are granted at a fair market value exercise price are intended to qualify as performance-based compensation. Other stock-based awards (such as restricted stock or performance units) may be granted under the Plan to qualify as performance-based compensation under
Section 162(m). The maximum number of shares that may be subject to all qualifying stock-based awards, including stock options and SARs, that are granted to any participant during the period awards may be made under the Omnibus Plan will not exceed the total number of shares available under the Plan.

AWARD AGREEMENTS

     Each award will be evidenced by an award agreement between the Company and the recipient setting forth the specific terms and conditions applicable to the award.

NON-TRANSFERABILITY

     Awards granted under the Omnibus Plan are not assignable or transferable by the participant other than by will or the laws of descent and distribution, and all rights may be exercised during the participant's lifetime only by the participant.

ADJUSTMENTS TO AWARDS

     The Committee may accelerate the exercisability or vesting of an award, extend the term, waive restrictive conditions and reduce by amendment the exercise or purchase price of outstanding awards in its discretion, subject to the limitations in the Plan. The Committee may also adjust the number and kind of shares available for grant and the shares subject to outstanding awards to reflect the effect of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or distribution or other similar transaction.

AMENDMENT AND DURATION OF PLAN

     The Board of Directors may amend, suspend or discontinue the Omnibus Plan at any time, except that the provisions concerning option grants to nonemployee directors may not be amended more than once every six months, and provided that no such action shall adversely affect any outstanding award without the consent of the participant. The Omnibus Plan may be amended by the Board of Directors without further shareholder approval. Such approval, however, may be required to preserve the qualifying status of the Omnibus Plan under Rule 16b-3, to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of Incentive Stock Options, or to satisfy other applicable legal requirements. Because the Committee will retain the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), shareholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the Omnibus Plan from the limitations on deductibility.

     The Omnibus Plan will remain in effect until discontinued by the Board of Directors, except that no Incentive Stock Option may be granted under the Omnibus Plan after June 2, 2005.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of federal income tax consequences to participants and the Company relating to Incentive Stock Options, nonqualified stock options and certain other awards that may be granted under the Omnibus Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant or exercise of an Incentive Stock Option, provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where shares acquired upon exercise of an Incentive Stock Option are sold more than two years after grant and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after grant or one year after exercise will recognize ordinary income in an amount equal to the lesser of the difference between (i) the option price and the fair market value of the shares on the date of exercise or (ii) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. In such event, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The deduction will be allowable at the time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary income recognized upon exercise, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     The current federal income tax consequences of other awards authorized under the Omnibus Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as nonqualified stock options. Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant. Performance awards and dividend equivalents generally are subject to tax at the time of payment. Unconditional stock bonuses are generally subject to tax measured by the value of the payments received. Cash awards generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have, at the time the participant recognizes income, a corresponding deduction.

NEW PLAN BENEFITS TABLE

     The following table sets forth information concerning the 1993 Nonqualified Options and the 1994 Plan Options. These options will remain outstanding with unchanged terms and, upon shareholder approval of the Omnibus Plan, will be deemed awarded pursuant to and outstanding under the Omnibus Plan. The table also sets forth information concerning the hypothetical value of options that would have been granted to nonemployee directors for the fiscal year ended January 31, 1995, if the Omnibus Plan had been in effect.

                       1995 OMNIBUS STOCK INCENTIVE PLAN


                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                                                                             FOR OPTION TERM
                                                                   NUMBER OF SHARES     -------------------------
                       NAME AND POSITION                          UNDERLYING OPTIONS      5%($)          10%($)
- - ---------------------------------------------------------------   ------------------    ---------      ----------

Stuart Rose ...................................................         300,000(1)      3,419,615       8,665,975
  Chairman of the Board
  and Chief Executive Officer
Lawrence Tomchin ..............................................         150,000(1)      1,709,807       4,332,987
  President and Chief
  Operating Officer
Douglas Bruggeman .............................................               0                 0               0
  Vice President -- Finance
  and Treasurer
All current executive officers as a group......................         450,000(1)      5,129,422      12,998,962
All non-executive officer employees as a group.................           6,000(2)         31,116          70,596
All non-employee directors as a group..........................          20,169(3)        188,681         478,146


- - ------------


(1) 1993 Nonqualified Options. Nonqualified options granted on September 22, 1993 at an exercise price of $18.125 per share, the fair market value of the Common Stock on the date of grant. These options become exercisable in one-third increments on December 31, 1994, 1995 and 1996 and expire on September 22, 2003.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) 1994 Plan Options. Incentive Stock Options granted on June 23, 1994 under the 1994 Incentive Stock Option Plan at an exercise price of $15.25 per share, the fair market value of the Common Stock on the date of grant. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant and expire on June 23, 2000.

(3) Hypothetical Options Granted to Nonemployee Directors. Each nonemployee director would have been granted a nonqualified option to purchase 6,723 shares of Common Stock if the Omnibus Plan had been in effect during fiscal 1995, based on a hypothetical grant date of June 10, 1994 on which the fair market value of the Common Stock was $14.875 per share.

SHAREHOLDER APPROVAL REQUIRED

     Shareholder approval of the Omnibus Plan is required in order for the Plan to meet the requirements of Section 162(m) of the Code; for awards granted under the Plan to persons potentially liable under Section 16 of the Securities Exchange Act of 1934 to be exempt from such liability under Rule 16b-3; and for shares issued and purchased under the Plan, including the 1993 Nonqualified Options, to be listed for trading on the New York Stock Exchange.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE OMNIBUS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. served as the Company's independent public accountants for the fiscal year ended January 31, 1995, and has served in that capacity since the Company's incorporation in 1984. It is anticipated that representatives of Arthur Andersen & Co. will be present at the Annual Meeting to respond to questions from shareholders and to make a statement if they desire to do so.

     The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 1996.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

     Any proposal by any shareholder intended to be presented at the Company's 1996 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before December 30, 1995 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS
                                          Secretary
April 28, 1995
Dayton, Ohio

                                                                      APPENDIX A

                             REX STORES CORPORATION
                       1995 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1. PURPOSE AND ESTABLISHMENT.

     The purpose of this Plan is to benefit the Company's shareholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its Subsidiaries and to enable the Company and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees and directors with an opportunity to acquire or increase a proprietary interest in the Company and/or by providing eligible employees with additional incentive compensation opportunities.

     This Plan is an amendment and restatement of the Company's 1994 Incentive Stock Option Plan in its entirety and shall become effective on June 2, 1995 upon approval by the shareholders of the Company.

SECTION 2. DEFINITIONS.

     (a) DEFINED TERMS. The terms defined in this section shall have the following meanings for purposes of this Plan:

     'Award' means an award granted pursuant to Section 4.

     'Award Agreement' means an agreement described in Section 6 entered into between the Company and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

     'Beneficiary' means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

     'Board of Directors' or 'Board' means the Board of Directors of the Company.

     'Cash Awards' means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

     'Code' means the Internal Revenue Code of 1986, as amended from time to time.

     'Committee' means the Committee described in Section 8.

     'Company' means REX Stores Corporation.

     'Covered Employee' means any Employee who is the chief executive officer of the Company, or is among the four highest compensated executive officers of the Company (other than the chief executive officer) as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

     'Employee' means any officer or other key employee of the Company or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a 'subsidiary corporation' of the Company as defined in Code Section 424(f).

     'Exchange Act' means the Securities Exchange Act of 1934, as amended from time to time.

     'Fair Market Value' means the closing price of the relevant security as reported on the New York Stock Exchange Composite Tape (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

     'Insider' means any person who is subject to Section 16(b) of the Exchange Act.

     'Nonemployee Director' means any member of the Board of Directors of the Company who is not an employee of the Company or any of its Subsidiaries.

     'Option' means an Incentive Stock Option or a Nonqualified Stock Option as described in Section 4(a)(1).

     'Participant' means an Employee or a Nonemployee Director who is granted an Award pursuant to this Plan that remains outstanding.

     'Performance-Based Awards' is defined in Section 4(b).

     'Performance Goal' and 'Performance Goals' means one or more of the performance goals specified in Section 4(b)(2).

     'Rule 16b-3' means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

     'Stock' means shares of Common Stock of the Company, par value $.01 per share.

     'Stock-Based Awards' means Awards that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through
(5).

     'Subsidiary' means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

     (b) FINANCIAL AND ACCOUNTING TERMS. Except as the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company.

SECTION 3. ELIGIBILITY.

     (a) EMPLOYEES. Any one or more Awards may be granted to any Employee who is designated by the Committee to receive an Award.

     (b) NONEMPLOYEE DIRECTORS. Nonemployee Directors are eligible for grants of Nonqualified Stock Options as provided in Section 4(d).

SECTION 4. AWARDS.

     (a) TYPE OF AWARDS. The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

          (1) Options. An Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee may determine. An Option granted under this Plan may be either an Incentive Stock Option that is intended to comply with the requirements of Code Section 422 or any successor section of the Code or a Nonqualified Stock Option that is not intended to comply with such requirements. The exercise price of each Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted or, if the exercise price of an Option is reduced by amendment, the Fair Market Value of the Stock on the date of amendment. Each Option granted under this Plan shall be exercisable in whole or in part and at such intervals or in such installments as the Committee may determine.

          (2) Special Requirements for Incentive Stock Options. If at the time an Incentive Stock Option is granted the Employee owns Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, the exercise price of the Option shall be not less than 110% of the Fair Market Value of the Stock on the date of grant and the Option shall not be exercisable more than five years after the date of grant. To the extent that the aggregate 'fair market value' of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the 'fair market value' of the Stock subject to options shall be determined as of the date the Options were awarded.

          (3) Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash and/or Stock, at times and upon conditions as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, if the base price of a Stock Appreciation Right is reduced by amendment, the Fair Market Value of the Stock on the date of the amendment, or, in the case of a Stock Appreciation Right related to an Option, the exercise price of the related Option. A Stock Appreciation Right may be granted in tandem with, in addition to, or independent of an Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option. The exercise of either a Stock Appreciation Right issued in tandem with an Option or exercise of the related Option shall automatically cancel the Participant's right under the tandem Award with respect to the number of shares so exercised.

          (4) Restricted Stock. Restricted Stock is Stock that is issued to a Participant, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Restricted Stock Awards to Covered Employees that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

          (5) Other Stock-Based Awards. The Committee may from time to time grant Stock or the right to purchase Stock, or other Stock-Based Awards including, but not limited to, bonus stock, phantom stock or units, performance stock or units, dividend equivalents, or similar securities or rights that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in, shares of Stock. The Awards shall be in a form determined by the Committee, not inconsistent with the other terms of this Plan. Awards under this Section 4(a)(5) to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under
     Section 4(b).

          (6) Cash Awards. Cash Awards provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Cash Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash Awards to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards under
     Section 4(b).

     (b)  SPECIAL PERFORMANCE-BASED AWARDS. Any of  the type of Awards listed in
Section 4(a) may be granted as awards that satisfy the requirements for 'performance-based compensation' within the meaning of Code Section 162(m) ('Performance-Based Awards'), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Company on a consolidated basis. Any Option or Stock Appreciation Right with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1) and (3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (such Awards are hereinafter referred to as a 'Qualifying Option' or a 'Qualifying Stock Appreciation Right,' respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

          (1)   Eligible   Class.   The   eligible   class   of   persons    for
     Performance-Based Awards shall be all Employees.

          (2) Performance Goals. The performance goals for any Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the following: earnings per share, return on stockholders equity, common stock price per share, total stockholder return, net sales, income from operations, income before income taxes, net income, comparable store sales or market share. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

          (3) Individual Limits.

             (A) Stock-Based Awards. The maximum number of shares of Stock that are issuable under Options, Stock Appreciation Rights, Restricted Stock or other Stock-Based Awards granted as Performance-Based Awards to any Participant during the period Awards may be made under this Plan shall not exceed the total number of shares available under this Plan. Awards that are cancelled or repriced during such period shall be counted against this limit to the extent required by Code Section 162(m).

             (B) Cash Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash Awards that are granted during any fiscal year of the Company as Performance-Based Awards shall not exceed $1,000,000.

          (4) Committee Certification. Before any Performance-Based Award (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the applicable Performance Goal(s) and other material terms of the Performance-Based Award were satisfied.

          (5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards. To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or any other basis (including the Committee's discretion), as the Committee may impose.

          (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

          (7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Covered Employees as 'performance-based compensation' under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

     (c) MAXIMUM TERM OF AWARDS. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted, or more than five years in the case of an Incentive Stock Option granted to an Employee owning more than ten percent (10%) of the outstanding Stock.

     (d) NONEMPLOYEE DIRECTOR AWARDS. On the date of each annual meeting of shareholders of the Company on and after the effective date of this Plan, each Nonemployee Director shall be granted a Nonqualified Stock Option to purchase a number of shares of Stock such that the exercise price of the Option multiplied by the number of shares subject to the Option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each such Nonqualified Stock Option shall be the Fair Market Value of the Stock on the date of grant. Each Nonqualified Stock Option granted pursuant to this
Section 4(d) shall become exercisable in five equal annual installments commencing on the first anniversary of the date of grant and shall expire ten years from the date of grant. The other terms of this Plan shall apply to Nonqualified Stock Options granted pursuant to this Section 4(d) to the extent consistent with this Section 4(d) and the requirements for a formula plan under Rule 16b-3. This Section 4(d) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 5. SHARES OF STOCK SUBJECT TO PLAN.

     (a) AGGREGATE LIMIT. The maximum number of shares of Stock for which Stock-Based Awards (including Incentive Stock Options) may be granted under this Plan is 2,000,000, subject to adjustment as provided in this Section 5 or
Section 7.

     (b) REISSUE OF SHARES. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Stock-Based Award, or any Stock-Based Award settled in cash, shall again be available for Award under
Section 5(a), whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of the Awards shall be available for reissuance under this Plan.

     (c) INTERPRETIVE ISSUES. Additional rules for determining the number of shares of Stock authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

     (d) TREASURY SHARES; NO FRACTIONAL SHARES. The Stock which may be issued or otherwise delivered pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

     (e) CONSIDERATION. The Stock issued under this Plan may be issued for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

     (f) PURCHASE OR EXERCISE PRICE; WITHHOLDING. The exercise or purchase price of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

     (g) CASHLESS EXERCISE. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Company's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. AWARD AGREEMENTS.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Stock-Based Awards, the number of shares of Stock or units subject to the Award, the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) INCORPORATED PROVISIONS. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

          (1) Non-transferability. The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a prohibited transfer.

          (2) Rights as Stockholder. A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

          (3) Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(f).

          (4) Option Holding Period. Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Company may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

          (5) Termination of Employee Options. Each Option granted to an Employee shall terminate and may no longer be exercised if the Participant ceases for any reason to be an Employee, except that:

             (A) If the Participant's employment shall have terminated for any reason other than cause, disability (as defined below) or death, the Participant may, at any time within a period of three months after such termination of employment in the case of an Incentive Stock Option, and six months after such termination of employment in the case of a Nonqualified Stock Option, exercise the Option to the extent the Option was exercisable by the Participant on the date of termination of employment.

             (B) If the Participant's employment shall have been terminated because of disability within the meaning of Code Section 22(e)(3), the Participant may at any time within a period of one year after such termination of employment exercise the Option to the extent the Option was exercisable by the Participant on the date of termination of employment.

             (C) If the Participant dies at a time when the Option was exercisable by the Participant, a Beneficiary to whom the Option has been transferred may, within six months following the death, exercise the Option to the extent the Option might have been exercised at the time of the Participant's death.

             (D) No Option granted to an Employee may be exercised to any extent by anyone after the expiration date of the Option.

             (6) Termination of Nonemployee Director Options.

             (A) In the event of the termination of service on the Board of a Nonemployee Director other than by reason of retirement, disability (as defined above) or death, the Nonemployee Director may, at any time within six months after such termination of service, exercise the Option to the extent the Option was exercisable by the Nonemployee Director on the date of termination of service.


             (B) In the event of termination of service by reason of retirement or disability (as defined above), each outstanding Option shall continue to become exercisable in accordance with Section 4(d). In the event of the death of the holder of any Option granted pursuant to Section 4(d), each outstanding Option shall become immediately exercisable in full and may be exercised by a Beneficiary to whom the Option has been transferred at any time within two years after death.


             (C) No Option granted to a Nonemployee Director may be exercised to any extent by anyone after the expiration date of the Option.

     (b) OTHER PROVISIONS. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

          (1) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for 'performance-based compensation' under Code Section 162(m) and, in the case of Options, to the requirements of Sections 6(a)(5) and (6).

          (2) Vesting; Effect of Termination. Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which the restrictions or conditions lapse.

          (3) Replacement and Substitution. Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

          (4) Reloading. Any provisions for successive or replenished Awards, including but not limited to reload Options.

     (c) CONTRACT RIGHTS, FORMS AND SIGNATURES. Any obligation of the Company to any participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and the Company. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the Award Agreement.

SECTION 7. ADJUSTMENTS.

     If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Company as an entirety, then the Committee shall, in the manner and to the extent as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

          (1) proportionately adjust any or all of

             (A) the number and type of shares of Stock and units which thereafter may be made the subject of Awards (including the specific maximums and numbers of shares of Stock or units set forth elsewhere in this Plan),

             (B) the number and type of shares of Stock, other property, units or cash subject to any or all outstanding Awards,

             (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or units underlying the Awards,

             (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

             (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

             (F) any other terms as are affected by the event; or

          (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

             (A)   an   appropriate   and  proportionate   cash   settlement  or
        distribution, or

             (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards;

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7 (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of such an event.

SECTION 8. ADMINISTRATION.

     (a) COMMITTEE AUTHORITY AND STRUCTURE. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the 'outside director' requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     (b) SELECTION AND GRANT. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Awards to be made, and the nature, amount, pricing, timing and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

     (c) CONSTRUCTION AND INTERPRETATION. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

     (d) EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS OF AWARDS. Without limiting the Committee's authority under other provisions of this Plan, but subject to any express limitations of this Plan, the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(c)), to waive the Company's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), and to reduce by amendment the exercise or purchase price of an outstanding Award, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate. Except as provided in Section 7, no amendment to an outstanding Award shall increase the number of shares subject to, comprising or referenced in such Award.

     (e) RULE 16B-3 CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that this Plan and Stock-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. The provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) DELEGATION. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Covered Employees or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders.

     (g) EXCULPATION AND INDEMNITY. Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Company.

SECTION 9. AMENDMENT AND TERMINATION OF THIS PLAN.

     The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to Section 4(d) and to any shareholder approval that may be required under applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 10. MISCELLANEOUS.

     (a) UNFUNDED PLAN. This Plan shall be unfunded. Neither the Company, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

     (b) RIGHTS OF EMPLOYEES.

     (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

     (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Company or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause.

     (c) EFFECTIVE DATE; DURATION. This Plan has been adopted by the Board of Directors of the Company and shall become effective upon and shall be subject to the approval of the shareholders of the Company. This Plan shall remain in effect until discontinued by the Board of Directors, except that no Incentive Stock Option may be granted under this Plan after June 2, 2005. All Awards made under this Plan prior to its discontinuance shall remain in effect until such Awards have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements.

     (d) COMPLIANCE WITH LAWS. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Company, provide such evidence, assurance and representations to the Company as to compliance with any thereof) as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (e) APPLICABLE LAW. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of Ohio, except as to matters of federal law.

     (f) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Company, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

                                 APPENDIX 1
                                 PROXY CARD

PROXY                        REX STORES CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1995

The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the 'Company'), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, June 2, 1995 at 2:00 p.m. and any adjournments thereof.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY to vote for all
                                                         nominees listed below

INSTRUCTION: TO  WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME BELOW.

             Stuart Rose, Lawrence Tomchin, Robert Davidoff, Tibor Fabian, Edward Kress

2. Approval of amendment and restatement of the 1994 Incentive Stock Option Plan, renamed the 1995 Omnibus Stock Incentive Plan.

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                               (Continued, and to be signed, on the other side.)

(Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                                                  DATED  ................ , 1995
                                                   .............................
                                                   .............................
                                                           (Signatures)
                                                  SHAREHOLDERS SHOULD DATE  THIS
                                                  PROXY AND SIGN HERE EXACTLY AS
                                                  NAME(S)   APPEARS  HEREON.  IF
                                                  STOCK IS  HELD  JOINTLY,  BOTH
                                                  OWNERS SHOULD SIGN THIS PROXY.
                                                  EXECUTORS,     ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS AND OTHERS
                                                  SIGNING    IN    A   FIDUCIARY
                                                  CAPACITY SHOULD INDICATE THEIR
                                                  FULL TITLE IN SUCH CAPACITY.


                           STATEMENT OF DIFFERENCES

     The section mark symbol shall be expressed as .................  SS